  Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-271277

Prospectus supplement
(To prospectus dated April 25, 2023)

4,125,000 shares of common stock
Pre-funded warrants to purchase up to 319,445 shares of common stock

We are offering 4,125,000 shares of our common stock, par value $0.01 per share at a price of $0.45 per share and pre-funded warrants (the “Pre-funded Warrants”) to purchase 319,445 shares of common stock at a price of $0.45 in a registered direct offering directly to investors pursuant to this prospectus supplement and the accompanying prospectus and securities purchase agreements with such investors.

In a concurrent private placement (the “Concurrent Private Placement”), the Company will also sell to the Purchaser, for no additional consideration, warrants (“Common Warrants”) to purchase up to 8,888,890 shares of our Common Stock. Each Common Warrant will have an initial exercise price of $0.63 per share and will be exercisable six months after the date of issuance and will expire five and one-half years from issuance.

We are offering the Pre-funded Warrants to purchase shares of common stock (and the shares of common stock issuable from time to time upon exercise of the Pre-funded Warrants), in lieu of shares of common stock, to purchasers who so choose. Each Pre-funded Warrant will be exercisable for one share of common stock at an exercise price of $0.0001 per share of common stock. Each Pre-funded Warrant will be exercisable upon issuance and will expire when exercised in full. There is no established public trading market for the Pre-funded Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Pre-funded Warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Pre-funded Warrants will be limited.

As of June 7, 2023, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $15.8 million, based on 23,437,298 shares of outstanding Common Stock, of which approximately 800,000 shares were held by affiliates, and a price of $0.698 per share, which was the price at which our common stock was last sold on Nasdaq on April 17, 2023. We have offered and sold $634,953 in value of shares of our common stock pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million (the “Baby Shelf Limitation”).

We are an “smaller reporting company” as defined under U.S. federal securities laws and are subject to reduced public company reporting requirements. See “Summary—Implications of Being a Smaller Reporting Company.”

Our common stock is listed on The Nasdaq Capital Market under the symbol “PRPO.” On June 7, 2023, the closing price of our common stock, as reported on The Nasdaq Capital Select Market, was $0.68 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page S-7 of this prospectus supplement, page 10 of the accompanying prospectus and in the documents that are incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have retained A.G.P./Alliance Global Partners to act as financial advisor (the “financial advisor”) in connection with this offering. The financial advisor has agreed to use its reasonable best efforts to arrange for sale of the securities offered by this prospectus supplement and the accompanying prospectus. The financial advisor has no obligation to purchase or sell any securities offered by this prospectus supplement and the accompanying base prospectus. We have agreed to pay the financial advisor fees set forth in the table below. See “Plan of Distribution” beginning on page S-21 of this prospectus supplement for more information regarding these arrangements.

	Per share	Per pre-funded warrant	Total
Offering price	$0.45	$0.449	$2,000,000.25
Financial advisorfees(1)	$0.0315	$0.03143	$140,000.00
Proceeds to us, before expenses(2)	$0.4185	$0.41757	$1,860,000.25

(1) We have agreed to pay the financial advisor a cash fee equal to $140,000. See “Plan of Distribution” beginning on page S-21 of this prospectus supplement for a description of the compensation payable to the financial advisor.

(2) The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the warrants being issued in this offering.

We expect to deliver the securities against payment on or about June 12, 2023.

Financial Advisor

A.G.P.

The date of this prospectus supplement is June 8, 2023.

Prospectus

S-i

About This Prospectus Supplement

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and Pre-funded Warrants. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. The information included or incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein.

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”), using a “shelf” registration process. Under the shelf registration process and subject to the Baby Shelf Limitation, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $50 million, of which this offering is a part.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us or on our behalf. We have not, and the financial advisors have not, authorized any other person to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the financial advisors are not, making an offer to sell or soliciting an offer to buy these securities under any circumstance in any jurisdiction where the offer or solicitation is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us or on our behalf is accurate only as of the date of the respective document in which the information appears, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described in the sections entitled “Where you can find more information” and “Incorporation of certain information by reference” of this prospectus supplement, before investing in our common stock or Pre-funded Warrants.

We are offering to sell, and seeking offers to buy, shares of common stock or Pre-funded Warrants only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock, and Pre-funded Warrants in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and Pre-funded Warrants and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-ii

Unless otherwise indicated, information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus supplement, and the accompanying prospectus and in our Annual Report for the year ended December 31, 2022, as filed with the SEC on March 30, 2023, as amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, which are incorporated by reference into this prospectus supplement. These and other important factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

Unless the context otherwise requires, references to “Precipio,” the “company,” “we,” “us” and “our” refer to Precipio, Inc., and its consolidated subsidiaries, or either or all of them as the context may require.

The information in this prospectus is accurate only as of the date on the front cover of this prospectus and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of that free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates. No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

For investors outside the United States: We have not, and the financial advisors have not, taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside the United States.

All references in this prospectus supplement and the accompanying prospectus to our consolidated financial statements include the related notes thereto.

Unless the context otherwise indicates, references in this prospectus to “Precpio”, “we”, “our”, “us” and “the Company” refer, collectively, to Precipio, Inc. and its subsidiaries.

We own various U.S. federal trademark applications and unregistered trademarks, including “Precipio” and our corporate logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

S-iii

Prospectus summary

The following summary of our business highlights some of the information contained elsewhere in, or incorporated by reference into, this prospectus supplement. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under “Incorporation of certain information by reference” in this prospectus supplement. You should also carefully consider the matters discussed in the section of this prospectus supplement entitled “Risk factors” and under similar sections of the accompanying prospectus and other periodic reports incorporated herein and therein by reference.

Business Description

Precipio, Inc., and its subsidiaries, (collectively, “we”, “us”, “our”, the “Company” or “Precipio”) is a healthcare biotechnology company focused on cancer diagnostics. Our mission is to address the pervasive problem of cancer misdiagnoses by developing solutions to mitigate the root causes of this problem in the form of diagnostic products, reagents and services. Misdiagnoses are caused by numerous factors, among them outdated diagnostic technologies, lack of subspecialized expertise, and sub-optimal laboratory processes that are needed in today’s diagnostic cancer testing in order to provide accurate, rapid, and resource-effective results to treat patients. We focus on blood related cancers which represent some of the most complex cancers to diagnose, and are prone to some of the highest rates of misdiagnosis; industry studies estimate 1 in 5 blood-cancer patients are misdiagnosed. As cancer diagnostic testing has evolved from a cellular to a molecular/genetic-based approach, laboratory testing has become extremely complex, requiring even greater diagnostic precision, attention to process and a more appropriate evaluation of the abundance of genetic data to effectively gather, consider, analyze and present information for the physician for patient treatment.

We develop and sell diagnostic products, reagents and services that improve the accuracy and efficiency of diagnostics, and lead to fewer misdiagnoses. We believe that our products and services impact patient outcomes by providing more accurate diagnostic results than current industry accepted practices that better inform the selection of appropriate therapeutic options. Furthermore, we believe that better patient outcomes have a positive impact on healthcare expenses as a result of fewer misdiagnoses. We believe our platform delivers better diagnostic accuracy than industry peers because of the technologies, workflow processes and experience we have developed. We market our technologies to other laboratories; additionally, we also operate our own laboratory, focused on delivering specialized diagnostic services to physicians and their patients to better ensure they receive accurate results leading to fewer misdiagnoses and promoting cost savings. Better Diagnostic Results – Better Patient Outcome – Lower Healthcare Expenditures.

To deliver our strategy, we have structured our organization in order to drive development of diagnostic products. In our laboratory and R&D facilities located in New Haven, Connecticut and Omaha, Nebraska, our development teams work to develop, test, and ultimately run new products and services in a clinical setting. We operate CLIA (Clinical Laboratory Improvement Amendments), laboratories in both the New Haven, Connecticut and Omaha, Nebraska locations providing essential blood cancer diagnostics to office-based oncologists in many states nationwide.

Industry

We believe there is a significant problem of misdiagnosis across numerous disease states (particularly in blood-related cancers) due to an inefficient and commoditized industry. We believe that the diagnostic industry focuses primarily on competitive pricing and test turnaround times, (“TAT”), at the expense of quality and accuracy. Increasingly complex disease states are met with eroding specialization rather than increased subspecialized expertise. According to a study conducted by the National Coalition of Health, this results in blood cancer misdiagnosis rates as high as 28%, failing to meet the needs of physicians, patients and the healthcare system as a whole. New technologies offer improved accuracy; however, many are either inaccessible or are not economically practical for clinical use. Despite much publicity of the industry transitioning from fee-per-service to value-based payments, this transition has not yet occurred in diagnostics. When a patient is misdiagnosed, physicians often end up administering incorrect treatments, creating adverse effects rather than improving outcomes. We believe that Insurance Providers, Medicare and Medicaid waste valuable dollars on the application of incorrect treatments and can incur substantial downstream costs. According to a report by Pinnacle Health, the estimated cost of misdiagnosis within the healthcare system is $750 billion annually. Most importantly however, patients pay the ultimate price of misdiagnosis with increased morbidity and mortality. Developing diagnostic products that increase accuracy, while also providing improved workflow and economic outcomes to laboratories is key to addressing this problem and delivering better diagnostic care.

Market

Our market is the United States domestic oncology market where we participate as a commercial diagnostic laboratory and market our products. The oncology total available market, (“TAM”), is estimated to exceed $20 billion in 2023, with an estimated compound annual growth rate exceeding 5%. We also provide new technologies to the oncology diagnostic laboratory market in the form of HemeScreen and IV-Cell product offerings. The diagnostics product market is estimated to have annual revenues exceeding $14 billion by 2025.  The annual growth rate of each market segment is estimated at 5%. Successful deployment within the United States will be closely followed by international marketing where the same product opportunities exist for our products.

From our New Haven, Connecticut commercial lab, we currently provide diagnostic blood cancer testing services to oncology practices in over 20 states.  Building on our commercial laboratory expertise, we have developed several impactful diagnostic technologies that are more cost effective than current industry alternatives, which reduces the diagnostic testing time and improves efficiencies to perform such tests. We anticipate gaining a share of the oncology diagnostic product market as commercial diagnostic laboratories and oncology practices adopt these new cost effective technologies.

Our Technologies

Our strategy is to develop, manufacture and sell multiple technologies that we expect to be adopted by laboratories. Since we operate a clinical laboratory, we have access to patient samples that can, in parallel to the clinical work we conduct, be utilized to develop these new technologies. Since its inception, our R&D team has developed two products that are offered in the market, and we continue to develop a robust pipeline of products we expect to launch in the future. The following is a description of the two products currently on the market:

1.	HemeScreenTM

The ongoing introduction of new, genetic-based targeted therapies have made molecular testing a mainstream and essential component of the diagnostic process. WHO (World Health Organization) and NCCN (The National Comprehensive Cancer Network®) guidelines have delineated the testing requirements of several specific genetic markers that are required during the diagnostic workup based on the patient’s disease state.

The current products on the market offer two solutions for genetic testing. One of those solutions is single-gene testing products via various testing modalities; the other solution is broad, NGS (Next Generation Sequencing) panels that typically range from 50 to >500 genes in one panel. There are benefits and drawbacks to both current product options. While the single-gene products are focused, a lab requires multiple different products to address the clinical testing needs; using multiple products requires the purchase of multiple products and multiple testing machines, requiring the lab to spend substantial capital expenditures; a complex lab workflow; the splitting of a sample; all resulting in poor economics. Poor economics of an assay require the laboratory to batch samples, resulting in lengthy turnaround time to provide results to patients, and impacting patient care. Conversely, NGS, although providing broad gene coverage, is cumbersome and expensive to operate, thus resulting in lengthy TAT; and is costly to the payors who are reluctant to pay for the testing of 50 genes, when only 5 are defined as medically necessary.

A small panel targeted approach that operates on a single, low-cost, and easy-to-operate platform should be considered an attractive solution that provides the clinician with the answers they need while maintaining a simple, cost-effective workflow and economic model within the laboratory. HemeScreen utilizes an inexpensive RT-PCR (reverse transcription polymerase chain reaction). HemeScreen is a set of disease-specific reagents that provide a simple workflow, is easy to use, and create attractive economics to the lab, resulting in their ability to reduce batches and provide faster TAT. Our customers that utilize HemeScreen have demonstrated a reduction in TAT of 2 weeks to 2 days, and have also improved their financial outcome through this cost-effective technology.

The first panel developd using HemeScreen technology was our Myeloproliferative Neoplasms (MPN) panel. We have since added Acute Myeloid Leukemia (AML), Chronic Lymphocytic Leukemia (CLL), Cytopenia, and BCR-ABL panels, evolving HemeScreen into a “suite” of robust genetic diagnostic panels, and we expect the release of additional diagnostic panels during 2023.

We own a provisional patent application on our proprietary panels. Our technology enables testing to be completed in one rapid scanning process. The HemeScreen panels test for the presence of various mutations. In developing HemeScreen, we focused on improving the economics of providing blood cancer diagnostic tests and reducing laboratory technician time consumed in the testing process. By using our HemeScreen media, laboratories can:

·	Avoid the cost of multiple platforms and test all the genes on one single platform;

·	Reduce the threshold of expertise required to perform these tests;

·	Reduce the batch requirements for the test and to subsequently significantly reduce the turnaround time for patient results;

·	Provide improved clinical service to physicians; and

·	Yield significant revenue to the laboratory.

2.	IV-CellTM

The cytogenetics laboratory workflow of bone marrow and peripheral blood samples suffers from an inherent flaw. The flaw stems from the requirement of the oncologist to provide their clinical suspicion, which determines the pathway of diagnosis, and guides the laboratory in the testing to be conducted, intended to confirm/rule out the oncologist’s clinical suspicion.

When a laboratory receives a sample, the cytogenetics laboratory must immediately set up the sample for cell culturing. Faced with four different options of cell lineages for culturing – myeloid, B-cell, T-cell, and Plasma, current products limit the laboratory to select only one cell lineage to culture. This selection is typically based solely on the clinical suspicion provided; hence, if the clinical suspicion is incorrect, the laboratory will have cultured the wrong cell lineage, potentially arriving at a false negative result. Our data shows this occurs in approximately 40% of patient cases, creating a substantial driver of misdiagnoses.

IV-Cell is a proprietary cell culture media that addresses the problem of diagnostic mistakes through the process of selective culturing. IV-Cell is a universal media that enables simultaneous culturing of all four hematopoietic cell lineages. Developed by Precipio, the culturing technology ensures that the laboratory is able to obtain sufficient information through other test modalities, thereby not relying solely on clinical suspicion, in order to ultimately select the correct cell lineage for culturing and evaluation.

IV-Cell was validated in our laboratory in parallel with existing commercially available reagents and has successfully demonstrated superior results compared to MarrowMax. Subsequently, IV-Cell has been used at our laboratory for the past few years on more than 1,000 clinical specimens, producing superior diagnostic results.

We are marketing this technology by providing major laboratories with access to the media. The IV-Cell technology and media can be purchased via a direct supply contract, whereby we are contracted with a manufacturer (under license and non-disclosure) to produce the media.

Corporate History

Precipio, Inc. was incorporated in Delaware on March 6, 1997. Our principal office is located at 4 Science Park, New Haven, Connecticut 06511.

Our internet address is www.precipiodx.com. Information found on our website is not incorporated by reference into this report and should not be considered as part of this report. We make available free of charge through our website our Securities and Exchange Commission, (“SEC”), filings, including exhibits, furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. You can review our electronically filed reports and other information that we file with the SEC on the SEC’s web site at http://www.sec.gov.

Implications of being smaller reporting company

We are a “smaller reporting company” and accordingly may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

The Offering

Issuer:	Precipio, Inc.

Common stock offered by us:	4,125,000 shares of our common stock.

Pre-funded Warrants offered by us:	Pre-funded warrants to purchase up to 319,445 shares of common stock. We are also offering to each purchaser the opportunity to purchase, if the purchaser so chooses, Pre-funded Warrants, in lieu of shares of common stock. The shares of common stock and Pre-funded Warrants will be issued separately but will be purchased together in this offering. Each Pre-funded Warrant will be exercisable for one share of our common stock. The purchase price of each Pre-funded Warrant will equal the price per share at which the shares of common stock are being sold to the public in this offering, minus $0.0001, and the exercise price of each Pre-funded Warrant will be $0.0001 per share. This offering also relates to the shares of common stock issuable upon exercise of any Pre-funded Warrants sold in this offering. The exercise price and number of shares of common stock issuable upon exercise will be subject to certain further adjustments as described herein. See “Description of Securities Offered” on page S-15 of this prospectus supplement.

Concurrent Private Placement	In the Concurrent Private Placement and pursuant to the Purchase Agreement, we are also selling to the Purchaser, for no additional consideration, Common Warrants to purchase up to 8,888,890 shares of our Common Stock. The Common Warrants will have an exercise price of $0.63 per share, will be exercisable six months after the date of issuance and will expire five and one-half years from issuance. The Common Warrants and the shares of Common Stock underlying the Common Warrant are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying base prospectus, and are being offered on a private placement basis pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder.

Common Stock to be outstanding immediately after this offering:	27,562,298 shares, assuming no exercise of any of the warrants issued in this offering.

Use of proceeds:	We estimate the net proceeds from this offering will be approximately $1.7 million, excluding any proceeds that may be received upon the cash exercise of the warrants, after deducting the financial advisor's fees and estimated offering expenses payable by us. We intend to use the net proceeds, if any, from this offering, for working capital and general corporate purposes. See “Use of Proceeds” on page S-12 of this prospectus supplement.

Risk Factors:	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement for a discussion of factors you should carefully consider before investing in our securities.

Listing:	Our common stock is listed on The Nasdaq Capital Market under the symbol “PRPO”. There is no established trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Pre-Funded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 23,364,086 shares outstanding as of March 31, 2023. The number of shares outstanding as of March 31, 2023 as used throughout this prospectus, unless otherwise indicated, excludes:

●	689,131 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $6.33 per share;

●	4,764,905 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $2.33 per share;

●	117,500 shares of our common stock issuable upon conversion of 47 shares of our Series B Preferred Stock; and

●	227,662 shares of common stock available for future grants under our Amended and Restated 2017 Stock Option and Incentive Plan, as amended (the “2017 Plan”) as well as any automatic increases in the number of common shares reserved for issuance under the 2017 Plan after the date of this prospectus.

Unless otherwise indicated, all information in this prospectus supplemented, including share and per share amounts, assumes no exercise of the warrants to purchase shares of our common stock issued in connection with this offering.

Risk factors

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below and in the documents incorporated by reference in this prospectus supplement, as well as other information we include or incorporate by reference into this prospectus supplement, before making an investment decision. Our business, financial condition and results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus supplement and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and as described or may be described in any subsequent quarterly report on Form 10-Q, which are on file with the SEC and are incorporated herein by reference, and other reports and documents that are incorporated by reference into this prospectus supplement and other documents we file with the SEC that are deemed incorporated by reference into this prospectus supplement.

Risks related to this offering

You will experience substantial dilution.

Based on an public offering price of $0.45 per share, and a net tangible book value of $0.7 million, or approximately $0.03 per share of common stock, as of March 31, 2023, if you purchase securities in this offering, you will experience dilution of $0.36 per share in the net tangible book value of the common stock you purchase representing the difference between our as adjusted net tangible book value per share after giving effect to this offering and the public offering price per share of common stock. The exercise of outstanding stock options and warrants, including those sold in this offering, will, however, result in dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

We have broad discretion in the use of our existing cash, cash equivalents and marketable securities and the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of our existing cash, cash equivalents and marketable securities and the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether such proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of our existing cash and cash equivalents and the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our existing cash and cash equivalents and the net proceeds from this offering in ways that ultimately increase the value of your investment. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to those of existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Sales of a substantial number of shares of our common stock in the public market after this offering could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock. In addition, the sale of substantial amounts of our common stock could adversely impact the price of our common stock. As of March 31, 2023, 23,364,086 shares of our common stock were outstanding. The sale, or the availability for sale, of a large number of shares of our common stock in the public market could cause the price of our common stock to decline.

We do not intend to pay dividends on our common stock so any returns will be limited to the value of our stock.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will therefore be limited to the appreciation of their stock.

The sale of our common stock in this offering, including any shares issuable upon exercise of any Pre-funded Warrants, and any future sales of our common stock, or the perception that such sales could occur, may depress our stock price and our ability to raise funds in new stock offerings.

We may from time to time issue additional shares of common stock at a discount from the current trading price of our common stock. As a result, our stockholders would experience immediate dilution upon the purchase of any shares of our common stock sold at such discount. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preferred stock or common stock. Sales of shares of our common stock in this offering, including any shares issuable upon exercise of any Pre-funded Warrants issued in this offering and in the public market following this offering, or the perception that such sales could occur, may lower the market price of our common stock and may make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all.

There is no public market for the Pre-funded Warrants being offered in this offering.

There is no established public trading market for the Pre-funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-funded Warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Pre-funded Warrants will be limited.

Holders of our warrants will have no rights as stockholders until they acquire shares of our common stock, if ever.

If you acquire warrants to purchase shares of our common stock in this offering, you will have no rights with respect to our common stock until you acquire shares of such common stock upon exercise of your warrants. Upon exercise of your warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

We may not receive any additional funds upon the exercise of the Pre-Funded Warrants.

Each Pre-Funded Warrant may be exercised by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the Pre-Funded Warrants. Accordingly, we may not receive any additional funds upon the exercise of the Pre-Funded Warrants.

Cautionary statement regarding forward-looking statements

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement and the accompanying prospectus, and in particular those factors referenced in the section “Risk factors.”

This prospectus supplement and the accompanying prospectus contain forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	the progress, timing and amount of expenses associated with our development and commercialization activities;

●	our plans and ability to develop and commercialize new products and services, and make improvements to our existing products and services;

●	our ability or the amount of time it will take to achieve successful reimbursement of our existing and future products and services from third-party payors, such as commercial insurance companies and health maintenance organizations, and government insurance programs, such as Medicare and Medicaid;

●	the accuracy of our estimates of the size and characteristics of the markets that may be addressed by our products;

●	the success of our study to demonstrate the impact of academic pathology expertise on diagnostic accuracy, and any other studies or trials we may conduct;

●	our intention to seek, and our ability to establish, strategic collaborations or partnerships for the development or sale of our products and the effectiveness of such collaborations or partnerships;

●	our expectations as to future financial performance, expense levels and liquidity sources;

●	our anticipated cash needs and our estimates regarding our capital requirements and our needs for additional financing, as well as our ability to obtain such additional financing on reasonable terms;

●	our anticipated cash needs and our estimates regarding our capital requirements and our needs for additional financing, as well as our ability to obtain such additional financing on reasonable terms;

●	our ability to compete with other companies that are or may be developing or selling products that are competitive with our products;

●	our ability to build a sales force to market our products and services, and anticipated increases in our sales and marketing costs due to an expansion in our sales force and marketing activities;

●	federal and state regulatory requirements, including potential United States Food and Drug Administration regulation of our products or future products;

●	anticipated trends and challenges in our potential markets;

●	our ability to attract and retain key personnel;

●	our expected use of proceeds from this offering; and

●	other factors discussed elsewhere in this prospectus

We have included important factors in the cautionary statements included in this prospectus supplement and the accompanying prospectus and the documents we incorporate by reference herein and therein, particularly in the “Risk factors” sections of these documents, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. No forward-looking statement is a guarantee of future performance.

You should read this prospectus supplement the accompanying prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements in this prospectus supplement and the accompanying prospectus and the documents we incorporate by reference herein and therein represent our views as of the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward- looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information.

Use of proceeds

We estimate the net proceeds to us from this offering will be approximately $1.7 million, after deducting the financial advisor fees and estimated offering expenses payable to us. These estimates exclude the proceeds, if any, from the exercise of Pre-funded Warrants sold in this offering.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments and others. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

Dividend policy

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

Dilution

Our net tangible book value as of March 31, 2023 was approximately $0.7 million, or approximately $0.03 per share of common stock. Net tangible book value per share represents the amount of total tangible assets (total assets less intangible assets) less total liabilities, divided by the number of shares of our common stock outstanding as of March 31, 2023.

Net tangible book value dilution per share to investors participating in this offering represents the difference between the effective public offering price per share paid by purchasers of securities in this offering and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering. After giving effect to (i) the receipt of $47,000 subsequent to March 31, 2023, as a result of the sale of 73,212 shares of common stock, (ii) the sale of shares of our common stock in this offering at a public offering price of $0.45 per share, and (iii) the sale of Pre-funded Warrants to purchase shares of our common stock at a public offering price of $0.45 per Pre-funded Warrant, and after deducting estimated financial advisor fees and commissions and offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2023 would have been approximately $2.5 million, or $0.09 per share. This represents an immediate increase in net tangible book value of $0.06 per share to existing stockholders and immediate dilution of $0.36 per share to investors purchasing our common stock in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Public offering price per share of common stock		$0.45
Historical net tangible book value per share as of March 31, 2023	$0.03
Increase in pro forma net tangible book value per share attributable to this offering	$0.06
Pro forma as adjusted net tangible book value per share after giving effect to this offering		$0.09
Dilution per share to investors participating in this offering		$0.36

The discussion and table above assumes no exercise of Pre-funded Warrants sold in this offering.

The information above and in the foregoing table is based upon 23,364,086 shares of our common stock outstanding as of March 31, 2023. The information above and in the foregoing table excludes as of March 31, 2023:

●	689,131 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $6.33 per share;

●	4,764,905 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $2.33 per share;

●	117,500 shares of our common stock issuable upon conversion of 47 shares of our Series B Preferred Stock; and

●	227,662 shares of common stock available for future grants under our Amended and Restated 2017 Stock Option and Incentive Plan, as amended (the “2017 Plan”) as well as any automatic increases in the number of common shares reserved for issuance under the 2017 Plan after the date of this prospectus.

To the extent that outstanding options as of March 31, 2023 have been or may be exercised, unvested restricted stock units have settled or other shares issued, investors purchasing our securities in this offering may experience dilution. To the extent that Pre-funded Warrants purchased in this offering may be exercised, investors purchasing our securities in this offering may experience dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES OFFERED

We are offering 4,125,000 shares of our common stock and Pre-funded Warrants to purchase 319,445 shares of our common stock. We are also registering the shares of common stock issuable from time to time upon exercise of the Pre-funded Warrants offered hereby.

Common stock

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described in the section entitled “Description of Capital Stock” beginning on page 13 of the accompanying prospectus and the Description of Capital Stock included as Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 30, 2023.

Pre-funded warrants

The following summary of certain terms and provisions of Pre-funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-funded Warrant, the form of which will be filed as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-funded Warrant for a complete description of the terms and conditions of the Pre-funded Warrants.

Pre-funded warrants will be issued in certificated form only.

Duration and exercise price

Each Pre-funded Warrant offered hereby will have an initial exercise price per share equal to $0.0001. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability

The Pre-funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Pre-funded Warrant to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ written prior notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding shares of common stock after exercising the holder’s Pre-funded Warrants up to 19.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-funded Warrants. No fractional shares of common stock will be issued in connection with the exercise of a Pre-funded Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Pre-funded Warrants.

Fundamental transactions

In the event of any fundamental transaction, as described in the Pre-funded Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a Pre-funded Warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the Pre-funded Warrant is exercisable immediately prior to such event.

Transferability

Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent. The Pre-funded Warrants will be held in definitive form by the warrant agent. The ownership of the Pre-funded Warrants and any transfers of the Pre-funded Warrants will be registered in a warrant register maintained by the warrant agent. We will initially act as warrant agent.

Exchange listing

There is no established trading market for the Pre-funded Warrants. We do not intend to list the Pre-funded Warrants on any securities exchange or nationally recognized trading system.

Right as a stockholder

Except as otherwise provided in the Pre-funded Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Pre-funded Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until such Pre-funded Warrant holders exercise their Pre-funded Warrants.

Certain Material U.S. Federal Income Tax Considerations

for Non-U.S. Holders

Subject to the limitations, assumptions and qualifications described herein, the following discussion is a summary of certain U.S. federal income tax considerations applicable to non-U.S. holders (as defined below) with respect to their ownership and disposition of shares of our common stock and/or Pre-funded Warrants issued pursuant to this offering. For purposes of this discussion, a non-U.S. holder means a beneficial owner of our common stock and/or Pre-funded Warrants that is for U.S. federal income tax purposes:

•	a non-resident alien individual;

•	a foreign corporation or any other foreign organization taxable as a corporation for U.S. federal income tax purposes; or

•	a foreign estate or trust, the income of which is not subject to U.S. federal income tax on a net income basis.

This discussion does not address the tax treatment of partnerships (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) or other entities that are pass-through entities for U.S. federal income tax purposes or persons that hold their common stock and/or Pre-funded Warrants through partnerships or other pass-through entities. A partner in a partnership or other pass-through entity that will hold our common stock and/or Pre-funded Warrants should consult his, her or its tax advisor regarding the tax consequences of acquiring, holding and disposing of our common stock and/or Pre-funded Warrants through a partnership or other pass-through entity, as applicable.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, published rulings and administrative pronouncements of the Internal Revenue Service, which we refer to as the IRS, and judicial decisions, all as in effect as of the date of this prospectus and, all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus. There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein. We assume in this discussion that a non-U.S. holder holds shares of our common stock and/or Pre-funded Warrant as a capital asset within the meaning of Section 1221 of the Code, generally property held for investment.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances nor does it address any U.S. state, local or non-U.S. taxes, the alternative minimum tax, the Medicare tax on net investment income, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, or any other aspect of any U.S. federal tax other than the income tax. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:

•	bank, insurance companies or other financial institutions;

•	tax-exempt or governmental organizations;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	brokers or dealers in securities;

•	regulated investment companies or real estate investment trusts;

•	pension plans;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code or entities wholly owned by a “qualified foreign pension fund”;

•	entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities such as subchapter S corporations (or investors in such entities or arrangements);

•	persons deemed to sell our common stock and/or Pre-funded Warrants under the constructive sale provisions of the Code;

•	persons that hold our common stock and/or Pre-funded Warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

•	Non-U.S. holders that own, or are deemed to own, more than 5% of our common stock (directly, indirectly or by attribution) or more than 5% of our Pre-funded Warrants;

•	holders that acquire the common stock or Pre-funded Warrants through the exercise of an employee stock option or otherwise as compensation or through a tax-qualified retirement plan; and

•	U.S. expatriates and former citizens or former long-term residents of the United States.

THE TAX CONSEQUENCES TO ANY PARTICULAR HOLDER OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON STOCK AND/OR PRE-FUNDED WARRANTS WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. THE DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE NON-U.S. HOLDER IS URGED TO CONSULT THEIR TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES, IN LIGHT OF THEIR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON STOCK AND/OR PRE-FUNDED WARRANTS, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

General Treatment of Pre-funded Warrants

Although it is not entirely free from doubt, a Pre-funded Warrant should be treated as a share of our common stock for U.S. federal income tax purposes and a holder of Pre-funded Warrants should generally be taxed in the same manner as a holder of common stock, as described below. Accordingly, no gain or loss should be recognized upon the exercise of a Pre-funded Warrant and,upon exercise, the holding period of a Pre-funded Warrant should carry over to the share of common stock received. Similarly, the tax basis of the Pre-funded Warrant should carry over to the share of common stock received upon exercise, increased by the exercise price of $0.001 per share. Each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of Pre-funded Warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

Our position with respect to the characterization of Pre-funded Warrants is not binding on the IRS and the IRS may treat the Pre-funded Warrants as warrants to acquire our common stock and, if so, the amount and character of your gain with respect to an investment in our Pre-funded Warrants could change. Holders of Pre-funded Warrants should consult your tax advisor regarding the characterization of Pre-funded Warrants for U.S. federal income tax purposes, and the consequences to you of an investment in the Pre-funded Warrants based on your own particular facts and circumstances.

Distributions on Our Common Stock

Distributions, if any, on our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s tax basis in the common stock and reduce a the holder’s adjusted tax basis in such common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “Gain on Sale or Other Taxable Disposition of Our Common Stock and/or Pre-Funded Warrants.” Any such distributions will also be subject to the discussions below under the sections titled “Backup Withholding and Information Reporting” and “Withholding and Information Reporting Requirements—FATCA.”

Subject to the discussion in the following two paragraphs in this section, any dividend paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

Dividends (including constructive dividends) that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed-base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

A non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or applicable successor form) to the applicable withholding agent and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty, including the possible imposition of the branch profits tax.  Any documentation provided to an applicable withholding agent may need to be updated in certain circumstances. The certification requirements described above also may require a non-U.S. holder to provide its U.S. taxpayer identification number. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing a U.S. tax return with the IRS.

The Pre-funded Warrants are not entitled to any distributions until such warrant is exercised.

Gain on Sale or Other Taxable Disposition of Our Common Stock and/or Pre-Funded Warrants

Subject to the discussions below under “Backup Withholding and Information Reporting” and “Withholding and Information Reporting Requirements—FATCA,” a non-U.S. holder generally will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale or other taxable disposition of shares of our common stock and/or Pre-funded Warrants unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed-base maintained by such non-U.S. holder in the United States, in which case the non-U.S. holder generally will be taxed on a net income basis at the regular U.S. federal income tax rates applicable to United States persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on Our Common Stock” also may apply;

•	the non-U.S. holder is a nonresident alien individual who is present in the United States for a period or periods aggregating 183 days or more in the calendar year in which the sale of other taxable disposition occurs, and certain other conditions are met, in which case the non-U.S. holder will be subject to a flat 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the amount by which the non-U.S. holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the disposition (without taking into account any capital loss carryovers), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

•	we are, or have been, at any time during the five-year period preceding such sale or other taxable disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation,” unless any class of our stock is regularly traded on an established securities market and the non-U.S. holder disposes of such class of stock and holds no more than 5% of such class of stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held such class of stock. Generally, a corporation is a “U.S. real property holding corporation” only if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a “U.S. real property holding corporation” for U.S. federal income tax purposes, or that we are likely to become one in the future. Further, there can be no assurance that our common stock will be regularly traded on an established securities market for purposes of the rules described above.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our common stock paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a “United States person” (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above in “Distributions on Our Common Stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding (currently at a rate of 24 percent) will generally apply to the proceeds of a sale, exchange or other disposition of our common stock and/or Pre-funded Warrants by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker.

Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them. Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is filed with the IRS in a timely manner.

Withholding and Information Reporting Requirements—FATCA

Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally impose a U.S. federal withholding tax at a rate of 30% on payments of dividends on our common stock paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” such foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” such foreign entity identifies certain of its U.S. investors, if any, or (iii) the foreign entity is otherwise exempt under FATCA. Such withholding may also apply to gross proceeds from the sale or other disposition of our common stock and/or Pre-funded Warrants, although under recently proposed U.S. Treasury Regulations, no withholding would apply to such gross proceeds. The preamble to the proposed regulations specifies that taxpayers (including withholding agents) are permitted to rely on the proposed regulations pending finalization. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of this withholding tax. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their tax advisors regarding the possible implications of this legislation on their investment in our common stock and/or Pre-funded Warrants and the entities through which they hold our common stock and/or Pre-funded Warrants, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.

PLAN OF DISTRIBUTION

A.G.P./Alliance Global Partners has agreed to act as financial advisor in connection with this offering subject to the terms and conditions of the Financial Advisory Agreement dated June 8, 2023. The financial advisor is not purchasing or selling any of the securities offered by this prospectus supplement, but will use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus supplement. We have entered into a securities purchase agreement directly with investors in connection with this offering. We will make offers only to a limited number of accredited investors. The offering is expected to close on or about June 12, 2023, subject to customary closing conditions, without further notice to you.

Fees and Expenses

We have agreed to pay the financial advisor a financial advisor cash fee equal to $140,000. The following table shows the public offering price per share and accompanying warrant and total cash financial advisor’s fees we will pay to the financial advisor in connection with the sale of the securities offered pursuant to this prospectus supplement and the accompanying prospectus.

	Per share	Per pre-funded warrant	Total
Offering price	$0.45	$0.449	$2,000,000.25
Financial advisor fees(1)	$0.0315	$0.03143	$140,000.00
Proceeds to us, before expenses(2)	$0.4185	$0.41757	$1,860,000.25

In addition, we have agreed to reimburse the financial advisor’s expenses up to $40,000 upon closing the offering. We estimate that the total expenses of the offering payable by us, excluding the financial advisor fees and expenses, will be approximately $100,000.

Regulation M

The financial advisor may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the financial advisor would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the financial advisor acting as principal. Under these rules and regulations, the financial advisor:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Nasdaq Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “PRPO.” On June 7, 2023, the last reported sale price of our common stock on The Nasdaq Capital Market was $0.68 per share.

Indemnification

We have agreed to indemnify the financial advisor and other specified persons against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the financial advisor may be required to make in respect of such liabilities.

Restrictions

Each of our executive officers and directors have agreed with the financial advisor to be subject to a lock-up period of 90 days following the date of this prospectus. This means that, during the applicable lock-up period, they may not offer for sale, contract to sell, or sell any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock subject to certain customary exceptions. The financial advisor may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements. In addition, we have agreed to not issue any shares of common stock or securities exercisable or convertible into shares of common stock or to file any registration statement or amendment or supplement thereto for a period of 90 days following the closing date of this offering, subject to certain exceptions, and for a period of 180 days following the closing date of this offering, to not issue any securities that are subject to a price reset based on trading prices of our common stock or upon a specified or contingent event in the future, or enter into an agreement to issue securities at a future determined price, including securities issued pursuant to an equity line of credit or an “at the market” offering, subject to certain exceptions.

Other Relationships

The financial advisor or its affiliates may in the future engage in transactions with, and may perform, from time to time, investment banking and advisory services for us in the ordinary course of their business and for which they would receive customary fees and expenses. In addition, in the ordinary course of their business activities, the financial advisor and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

Specifically, on April 14, 2023, we entered into a Sales Agreement with A.G.P., pursuant to which we may offer and sell from time to time shares of our common stock to or through A.G.P., as sales agent (the “Sales Agreement”), in an “at the market offering” (as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended) of the Shares. A.G.P. will be entitled to a commission at a fixed rate of 3.0% of the gross proceeds from each sale of Shares pursuant to the Sales Agreement. Prior to the Sales Agreement, on April 2, 2021, we entered into a sales agreement with A.G.P., pursuant to which we were able to offer and sell our common stock to or through AGP, as sales agent. A.G.P. was entitled to a commission at a fixed rate of 3.0% of the gross proceeds from each sale of shares pursuant to this sales agreement.

The transfer agent for our common stock to be issued in this offering is EQ Shareowner Services, 1110 Centre Pointe Curve Suite 101, Mendota Heights, MN 55120, Tel: 855-217-6361. Our common stock is traded on The Nasdaq Capital Market under the symbol “PRPO.” We do not intend to apply for listing of the warrants on any securities exchange or other nationally recognized trading system. We currently anticipate that the closing of the securities will take place on or about June 12, 2023. At the closing, EQ Shareowner Services will credit the shares of common stock to the respective accounts of the investors.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon for us by Goodwin Procter LLP, New York, New York. The financial advisor is being represented in this offering by Sheppard, Mullin, Richter & Hampton LLP, New York, New York.

EXPERTS

The consolidated financial statements of Precipio, Inc. as of and for the years ended December 31, 2022 and 2021 appearing in our Annual Report on Form 10-K filed for the year ended December 31, 2022, have been audited by Marcum LLP, independent registered public accounting firm, to the extent and for the periods as set forth in their report which includes an explanatory paragraph as to the Company's ability to continue as a going concern, thereon, and incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC.

We are subject to the reporting and information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system (“EDGAR”), via electronic means, including the SEC’s home page on the Internet (www.sec.gov). Written requests for such copies should be directed to Precipio, Inc., 4 Science Park, New Haven, Connecticut 06511, telephone: (203) 787-7888 and our website is located at www. https://www.precipiodx.com/. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website to be part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Capital Stock” in the accompanying base prospectus. We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any shareholder upon request and without charge.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of the filing of this registration statement and prior to the effectiveness of this registration statement, except as to any portion of any future report or document that is not deemed filed under such provisions, until we sell all of the securities:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 30, 2023;

•	Our Quarterly Report on Form 10-Q for the quarter year ended March 31, 2023 filed with the SEC on May 12, 2023;

•	Our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on April 17, 2023 and April 27, 2023;

•	The portions of our definitive proxy statement on Schedule 14A relating to our 2023 Annual Meeting of Stockholders, as filed with the SEC on April 25, 2023 that are deemed “filed” with the SEC under the Exchange Act; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on June 29, 2017, including any amendments or reports filed for the purposes of updating this description.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing us at the following address:

Precipio, Inc.

4 Science Park

New Haven, CT 06511

(203) 787-7888

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at http://www.precipiodx.com (Click the “Investors” link and then the “SEC Filings” link). Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

PROSPECTUS

$50,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may from time to time issue, in one or more series or classes, our common stock, preferred stock, debt securities, warrants and/or units. We may offer these securities separately or together in units. We will specify in the applicable accompanying prospectus supplement the terms of the securities being offered. We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions or discount arrangements, in the applicable accompanying prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement.

This prospectus provides a general description of the securities we may offer. We will provide specific terms of these offerings and securities in one or more supplements to this prospectus, which may also supplement, update or amend information contained in this document. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of these securities.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities offered by this prospectus, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement, as well as the specific terms of the plan of distribution.

Our common stock is listed on The Nasdaq Capital Market under the symbol “PRPO”. The last reported sale price of our common stock on April 21, 2023 was $0.6551 per share. Our principal executive office is located 4 Science Park, New Haven, Connecticut 06511. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the shelf securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have offered and sold $634,628 in value of shares of our common stock pursuant to General Instruction I.B.6 of Form S-3. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 10 in this prospectus to read about the factors you should consider before buying shares of our common stock

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is
                     , 2023

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under the shelf registration, we and/or selling stockholders may offer shares of our common stock and preferred stock, various series of warrants to purchase common stock or preferred stock, debt securities or any combination thereof, from time to time in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The applicable prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 28 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, the accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise requires, references to “Precipio,” the “company,” “we,” “us” and “our” refer to Precipio, Inc., and its consolidated subsidiaries, or either or all of them as the context may require.

PROSPECTUS SUMMARY

This summary does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully, especially the “Risk Factors” and our financial statements and the related notes from our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 30, 2023, and is incorporated herein by reference, and other documents we file with the SEC that are deemed incorporated by reference into this prospectus before deciding to invest in shares of our common stock.

Business Description

Precipio, Inc., and its subsidiaries, (collectively, “we”, “us”, “our”, the “Company” or “Precipio”) is a healthcare biotechnology company focused on cancer diagnostics. Our mission is to address the pervasive problem of cancer misdiagnoses by developing solutions to mitigate the root causes of this problem in the form of diagnostic products, reagents and services. Misdiagnoses are caused by numerous factors, among them outdated diagnostic technologies, lack of subspecialized expertise, and sub-optimal laboratory processes that are needed in today’s diagnostic cancer testing in order to provide accurate, rapid, and resource-effective results to treat patients. We focus on blood related cancers which represent some of the most complex cancers to diagnose, and are prone to some of the highest rates of misdiagnosis; industry studies estimate 1 in 5 blood-cancer patients are misdiagnosed. As cancer diagnostic testing has evolved from a cellular to a molecular/genetic-based approach, laboratory testing has become extremely complex, requiring even greater diagnostic precision, attention to process and a more appropriate evaluation of the abundance of genetic data to effectively gather, consider, analyze and present information for the physician for patient treatment.

We develop and sell diagnostic products, reagents and services that improve the accuracy and efficiency of diagnostics, and lead to fewer misdiagnoses. We believe that our products and services impact patient outcomes by providing more accurate diagnostic results than current industry accepted practices that better inform the selection of appropriate therapeutic options. Furthermore, we believe that better patient outcomes have a positive impact on healthcare expenses as a result of fewer misdiagnoses. We believe our platform delivers better diagnostic accuracy than industry peers because of the technologies, workflow processes and experience we have developed. We market our technologies to other laboratories; additionally, we also operate our own laboratory, focused on delivering specialized diagnostic services to physicians and their patients to better ensure they receive accurate results leading to fewer misdiagnoses and promoting cost savings. Better Diagnostic Results – Better Patient Outcome – Lower Healthcare Expenditures.

To deliver our strategy, we have structured our organization in order to drive development of diagnostic products. In our laboratory and R&D facilities located in New Haven, Connecticut and Omaha, Nebraska, our development teams work to develop, test, and ultimately run new products and services in a clinical setting. We operate CLIA (Clinical Laboratory Improvement Amendments), laboratories in both the New Haven, Connecticut and Omaha, Nebraska locations providing essential blood cancer diagnostics to office-based oncologists in many states nationwide.

Industry

We believe there is a significant problem of misdiagnosis across numerous disease states (particularly in blood-related cancers) due to an inefficient and commoditized industry. We believe that the diagnostic industry focuses primarily on competitive pricing and test turnaround times, (“TAT”), at the expense of quality and accuracy. Increasingly complex disease states are met with eroding specialization rather than increased subspecialized expertise. According to a study conducted by the National Coalition of Health, this results in blood cancer misdiagnosis rates as high as 28%, failing to meet the needs of physicians, patients and the healthcare system as a whole. New technologies offer improved accuracy; however, many are either inaccessible or are not economically practical for clinical use. Despite much publicity of the industry transitioning from fee-per-service to value-based payments, this transition has not yet occurred in diagnostics. When a patient is misdiagnosed, physicians often end up administering incorrect treatments, creating adverse effects rather than improving outcomes. We believe that Insurance Providers, Medicare and Medicaid waste valuable dollars on the application of incorrect treatments and can incur substantial downstream costs. According to a report by Pinnacle Health, the estimated cost of misdiagnosis within the healthcare system is $750 billion annually. Most importantly however, patients pay the ultimate price of misdiagnosis with increased morbidity and mortality. Developing diagnostic products that increase accuracy, while also providing improved workflow and economic outcomes to laboratories is key to addressing this problem and delivering better diagnostic care.

Market

Our market is the United States domestic oncology market where we participate as a commercial diagnostic laboratory and market our products. The oncology total available market, (“TAM”), is estimated to exceed $20 billion in 2023, with an estimated compound annual growth rate exceeding 5%. We also provide new technologies to the oncology diagnostic laboratory market in the form of HemeScreen and IV-Cell product offerings. The diagnostics product market is estimated to have annual revenues exceeding $14 billion by 2025.  The annual growth rate of each market segment is estimated at 5%. Successful deployment within the United States will be closely followed by international marketing where the same product opportunities exist for our products.

From our New Haven, Connecticut commercial lab, we currently provide diagnostic blood cancer testing services to oncology practices in over 20 states.  Building on our commercial laboratory expertise, we have developed several impactful diagnostic technologies that are more cost effective than current industry alternatives, which reduces the diagnostic testing time and improves efficiencies to perform such tests. We anticipate gaining a share of the oncology diagnostic product market as commercial diagnostic laboratories and oncology practices adopt these new cost effective technologies.

Our Technologies

Our strategy is to develop, manufacture and sell multiple technologies that we expect to be adopted by laboratories. Since we operate a clinical laboratory, we have access to patient samples that can, in parallel to the clinical work we conduct, be utilized to develop these new technologies. Since its inception, our R&D team has developed two products that are offered in the market, and we continue to develop a robust pipeline of products we expect to launch in the future. The following is a description of the two products currently on the market:

1.	HemeScreenTM

The ongoing introduction of new, genetic-based targeted therapies have made molecular testing a mainstream and essential component of the diagnostic process. WHO (World Health Organization) and NCCN (The National Comprehensive Cancer Network®) guidelines have delineated the testing requirements of several specific genetic markers that are required during the diagnostic workup based on the patient's disease state.

The current products on the market offer two solutions for genetic testing. One of those solutions is single-gene testing products via various testing modalities; the other solution is broad, NGS (Next Generation Sequencing) panels that typically range from 50 to >500 genes in one panel. There are benefits and drawbacks to both current product options. While the single-gene products are focused, a lab requires multiple different products to address the clinical testing needs; using multiple products requires the purchase of multiple products and multiple testing machines, requiring the lab to spend substantial capital expenditures; a complex lab workflow; the splitting of a sample; all resulting in poor economics. Poor economics of an assay require the laboratory to batch samples, resulting in lengthy turnaround time to provide results to patients, and impacting patient care. Conversely, NGS, although providing broad gene coverage, is cumbersome and expensive to operate, thus resulting in lengthy TAT; and is costly to the payors who are reluctant to pay for the testing of 50 genes, when only 5 are defined as medically necessary.

A small panel targeted approach that operates on a single, low-cost, and easy-to-operate platform should be considered an attractive solution that provides the clinician with the answers they need while maintaining a simple, cost-effective workflow and economic model within the laboratory. HemeScreen utilizes an inexpensive RT-PCR (reverse transcription polymerase chain reaction). HemeScreen is a set of disease-specific reagents that provide a simple workflow, is easy to use, and create attractive economics to the lab, resulting in their ability to reduce batches and provide faster TAT. Our customers that utilize HemeScreen have demonstrated a reduction in TAT of 2 weeks to 2 days, and have also improved their financial outcome through this cost-effective technology.

The first panel developed using HemeScreen technology was our Myeloproliferative Neoplasms (MPN) panel. We have since added Acute Myeloid Leukemia (AML), Chronic Lymphocytic Leukemia (CLL), Cytopenia, and BCR-ABL panels, evolving HemeScreen into a “suite” of robust genetic diagnostic panels, and we expect the release of additional diagnostic panels during 2023.

We own a provisional patent application on our proprietary panels. Our technology enables testing to be completed in one rapid scanning process. The HemeScreen panels test for the presence of various mutations. In developing HemeScreen, we focused on improving the economics of providing blood cancer diagnostic tests and reducing laboratory technician time consumed in the testing process. By using our HemeScreen media, laboratories can:

•	Avoid the cost of multiple platforms and test all the genes on one single platform;

•	Reduce the threshold of expertise required to perform these tests;

•	Reduce the batch requirements for the test and to subsequently significantly reduce the turnaround time for patient results;

•	Provide improved clinical service to physicians; and

•	Yield significant revenue to the laboratory.

2.	IV-CellTM

The cytogenetics laboratory workflow of bone marrow and peripheral blood samples suffers from an inherent flaw. The flaw stems from the requirement of the oncologist to provide their clinical suspicion, which determines the pathway of diagnosis, and guides the laboratory in the testing to be conducted, intended to confirm/rule out the oncologist’s clinical suspicion.

When a laboratory receives a sample, the cytogenetics laboratory must immediately set up the sample for cell culturing. Faced with four different options of cell lineages for culturing – myeloid, B-cell, T-cell, and Plasma, current products limit the laboratory to select only one cell lineage to culture. This selection is typically based solely on the clinical suspicion provided; hence, if the clinical suspicion is incorrect, the laboratory will have cultured the wrong cell lineage, potentially arriving at a false negative result. Our data shows this occurs in approximately 40% of patient cases, creating a substantial driver of misdiagnoses.

IV-Cell is a proprietary cell culture media that addresses the problem of diagnostic mistakes through the process of selective culturing. IV-Cell is a universal media that enables simultaneous culturing of all four hematopoietic cell lineages. Developed by Precipio, the culturing technology ensures that the laboratory is able to obtain sufficient information through other test modalities, thereby not relying solely on clinical suspicion, in order to ultimately select the correct cell lineage for culturing and evaluation.

IV-Cell was validated in our laboratory in parallel with existing commercially available reagents and has successfully demonstrated superior results compared to MarrowMax. Subsequently, IV-Cell has been used at our laboratory for the past few years on more than 1,000 clinical specimens, producing superior diagnostic results.

We are marketing this technology by providing major laboratories with access to the media. The IV-Cell technology and media can be purchased via a direct supply contract, whereby we are contracted with a manufacturer (under license and non-disclosure) to produce the media.

Corporate History

Precipio, Inc. was incorporated in Delaware on March 6, 1997. Our principal office is located at 4 Science Park, New Haven, Connecticut 06511.

Our internet address is www.precipiodx.com. Information found on our website is not incorporated by reference into this report and should not be considered as part of this report. We make available free of charge through our website our Securities and Exchange Commission, (“SEC”), filings, including exhibits, furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. You can review our electronically filed reports and other information that we file with the SEC on the SEC’s web site at http://www.sec.gov.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks referenced below and described in the documents incorporated by reference in this prospectus and any applicable prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks referenced below and described in the documents incorporated herein by reference, including our annual report on Form 10-K for the fiscal year ended December 31, 2022, which is on file with the SEC and is incorporated herein by reference, and other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement, and the documents incorporated by reference into this prospectus and each prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act, which are subject to the "safe harbor" created by those sections. The forward-looking statements are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements in this prospectus include, but are not limited to, statements about:

•	the progress, timing and amount of expenses associated with our development and commercialization activities;

•	our plans and ability to develop and commercialize new products and services, and make improvements to our existing products and services;

•	our ability or the amount of time it will take to achieve successful reimbursement of our existing and future products and services from third-party payors, such as commercial insurance companies and health maintenance organizations, and government insurance programs, such as Medicare and Medicaid;

•	the accuracy of our estimates of the size and characteristics of the markets that may be addressed by our products;

•	the success of our study to demonstrate the impact of academic pathology expertise on diagnostic accuracy, and any other studies or trials we may conduct;

•	our intention to seek, and our ability to establish, strategic collaborations or partnerships for the development or sale of our products and the effectiveness of such collaborations or partnerships;

•	our expectations as to future financial performance, expense levels and liquidity sources;

•	our anticipated cash needs and our estimates regarding our capital requirements and our needs for additional financing, as well as our ability to obtain such additional financing on reasonable terms;

•	our anticipated cash needs and our estimates regarding our capital requirements and our needs for additional financing, as well as our ability to obtain such additional financing on reasonable terms;

•	our ability to compete with other companies that are or may be developing or selling products that are competitive with our products;

•	our ability to build a sales force to market our products and services, and anticipated increases in our sales and marketing costs due to an expansion in our sales force and marketing activities;

•	federal and state regulatory requirements, including potential United States Food and Drug Administration regulation of our products or future products;

•	anticipated trends and challenges in our potential markets;

•	our ability to attract and retain key personnel; and

•	other factors discussed elsewhere in this prospectus

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

The forward-looking statements in this prospectus represent our views as of the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby, if any, for working capital and general corporate purposes, including research and development expenses and capital expenditures, which may include costs of funding future acquisitions or for any other purpose we describe in the applicable prospectus supplement.

We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending the use of net proceeds, we plan to invest the net proceeds in short-term interest-bearing investment-grade securities, certificates of deposit or government securities.

DIVIDEND POLICY

We have never declared or paid dividends on our common stock. We do not anticipate paying any dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. Any future determination to declare dividends will be subject to the discretion of our board of directors and will depend on various factors, including applicable laws, our results of operations, financial condition, future prospects and any other factors deemed relevant by our board of directors. Investors should not purchase our common stock with the expectation of receiving cash dividends.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.01 per share, and 15,000,000 shares of preferred stock, par value $0.01 per share. As of April 11, 2023, there were 23,436,798 shares of our common stock outstanding and 47 shares of Series B preferred stock outstanding convertible into an aggregate of 117,500 shares of common stock. In addition, as of April 11, 2023, options to purchase 4,764,905 shares of our common stock were outstanding at a weighted average exercise price of $2.33 per share, 227,662 shares of our common stock were reserved for future grants under our stock option plans and warrants to purchase 689,131 shares of our common stock were outstanding at a weighted average exercise price of $6.33 per share.

The following description of our capital stock and provisions of our amended and restated certificate of incorporation, amended and restated by-laws and certificate of designation are summaries of material terms and provisions and are qualified by reference to our amended and restated certificate of incorporation, amended and restated by-laws and certificates of designation, copies of which have been previously filed with the SEC.

Common Stock

We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of our common stock do not have cumulative voting rights in the election of directors. Subject to the preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding preferred stock. There are no sinking fund provisions applicable to our common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we have designated and issued and may designate and issue in the future.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. The 15,000,000 shares of preferred stock authorized under our amended and restated certificate of incorporation are undesignated as to preferences, privileges and restrictions, other than as set forth herein. Our Board of Directors will determine the rights, preferences and privileges of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, including dividend rights, conversion rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

If we issue and sell shares of preferred stock pursuant to this prospectus, together with any applicable prospectus supplement or free writing prospectus, the shares will be fully paid and nonassessable.

The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our amended and restated certificate of incorporation if the amendment would change the par value, the number of authorized shares of the class or the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, financings and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Series B Preferred Stock

On August 25, 2017, we filed a Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Series B Certificate of Designation”) with the State of Delaware, which designates 6,900 shares of our preferred stock as Series B Senior Convertible Preferred Stock (the “Series B Preferred Stock”). The Series B Preferred Stock has a stated value of $1,000 per share and a par value of $0.01 per share.

If, prior to the second anniversary of the original issue date of the Series B Preferred Stock, we sell or grant any option to purchase or sell or grant any right to reprice, or otherwise dispose of or issue, any of our common stock or securities convertible into or exercisable for shares of our common stock at an effective price per share that is lower than the then effective Series B Conversion Price (as defined below), then the Series B Conversion Price will be reduced to equal the higher of (A) such lower price or (B) $0.75, subject to an exception for the following types of issuances (i) issuances to our employees, officers or directors pursuant to any stock or option plan adopted by a majority of the non-employee members of our Board of Directors or committee thereof, (ii) issuances upon the exercise or exchange of any securities issued in connection with the August 2017 Offering or convertible into shares of common stock issued and outstanding on the date of the underwriting agreement entered into in connection with the August 2017 Offering, provided that such securities have not been amended since the date of the underwriting agreement to increase the number of securities or decrease the exercise, exchange or conversion price, or (iii) issuances pursuant to acquisitions or strategic transactions approved by a majority of the disinterested members of our Board of Directors, provided that such securities are “restricted securities” under Rule 144 and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the 90-day period following the original issuance date of the Series B Preferred Stock, and provided that any such issuance is to a person or its equity holders that is an operating company or an owner of an asset in a business synergistic with the business of our company and will provide our company with additional benefits in addition to the investment of funds, but will not include a transaction in which we issue securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities (the issuances referred to in (i) through (iii) above, the “Exempt Issuances”).

In the event of a liquidation, the holders of Series B Preferred Shares are entitled to an amount equal to the par value of the Series B Preferred Stock and thereafter to participate on an as-converted-to-common stock basis with holders of the common stock in any distribution of our assets to the holders of the common stock. The Series B Certificate of Designation provides, among other things, that we will not pay any dividends on shares of common stock (other than dividends in the form of common stock) unless and until such time as we pay dividends on each Series B Preferred Share on an as-converted basis. Other than as set forth in the previous sentence, the Series B Certificate of Designation provides that no other dividends will be paid on Series B Preferred Shares and that we will pay no dividends (other than dividends in the form of common stock) on shares of common stock unless we simultaneously comply with the previous sentence. The Series B Certificate of Designation does not provide for any restriction on the repurchase of Series B Preferred Shares by us while there is any arrearage in the payment of dividends on the Series B Preferred Shares. There are no sinking fund provisions applicable to the Series B Preferred Shares.

In addition, in the event we consummate a merger or consolidation with or into another person or other reorganization event in which our shares of common stock are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of common stock, then following such event, the holders of the Series B Preferred Shares will be entitled to receive upon conversion of the Series B Preferred Shares the same kind and amount of securities, cash or property which the holders would have received had they converted the Series B Preferred Shares immediately prior to such fundamental transaction. Any successor to us or surviving entity is required to assume the obligations under the Series B Preferred Shares.

Notwithstanding the foregoing, in the event we are not the surviving entity of a fundamental transaction or in the event of a reverse merger or similar transaction where we are the surviving entity, then, automatically and contemporaneous with the consummation of such transaction, the surviving entity (or our company in the event of a reverse merger or similar transaction) will purchase the then outstanding shares of Series B Preferred Stock by paying and issuing, in the event that such consideration given to the holders of our common stock is non-cash consideration, as the case may be, to each holder an amount equal to the cash consideration plus the non-cash consideration in the form issuable to the holders of our common stock (in the case of a reverse merger or similar transaction, shares of common stock issuable to the holders of the acquired company) per share of our common stock in the fundamental transaction multiplied by the number of shares of common stock underlying the shares of Series B Preferred Stock held by the holder on the date immediately prior to the consummation of the fundamental transaction. Such amount will be paid in the same form and mix (whether securities, cash or property, or any combination of the foregoing) as the consideration received by holders of our common stock in the fundamental transaction.

With certain exceptions, as described in the Series B Certificate of Designation, shares of Series B Preferred Stock, or Series B Preferred Shares, have no voting rights. However, as long as any shares of Series B Preferred Shares remain outstanding, the Series B Certificate of Designation provides that we may not, without the affirmative vote of holders of a majority of the then-outstanding Series B Preferred Shares, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Shares or alter or amend the Series B Certificate of Designation, (b) increase the number of authorized shares of Series B Preferred Shares or (c) amend our Certificate of Incorporation or other charter documents in any manner that adversely affects any rights of holders of Series B Preferred Shares.

Each Series B Preferred Share is convertible at any time at the holder’s option into a number of shares of common stock equal to $1,000 divided by the Series B Conversion Price. The “Series B Conversion Price” was initially $37.50 and is subject to adjustment for stock splits, stock dividends, distributions, subdivisions and combinations and, as discussed above, certain dilutive issuances of our common stock or securities convertible into or exercisable for shares of our common stock. In November 2017, at the time of our issuance of our Series C Preferred Stock, the conversion price of the Series B Preferred Stock was reduced from $37.50 per share to $21.00 per share. In February 2018, we entered into an equity purchase agreement and, as a result, the conversion price of the Series B Convertible Preferred Stock was automatically adjusted from the reduced $21.00 per share price to $15.60 per share. On March 21, 2018, the Series B Conversion Price was reduced from $15.60 to $11.25 as a result of our letter agreement with certain holders of shares of our Series B Preferred Stock and Series C Preferred Stock (the “Letter Agreement”). In April 2018, as a result of a securities purchase agreement pursuant to which we agreed to issue up to approximately $3,296,703 in Senior Secured Convertible Promissory Notes, the Series B Conversion Price was automatically adjusted from $11.25 per share to $4.50 per share. On November 29, 2018, as a result of the Amendment Agreement, the Series B Conversion Price was automatically adjusted from $4.50 per share to $2.25 per share. On March 26, 2020 as a result of the Amendment No. 1 Agreement, the Series B Conversion Price was reduced from $2.25 to $0.40 and is subject to further adjustment as set forth in the Series B Certificate of Designation. Notwithstanding the foregoing, the Series B Certificate of Designation further provides that we may not effect any conversion of Series B Preferred Shares, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of Series B Preferred Shares (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of our common stock in excess of 4.99% (or, at the election of the holder, 9.99%) of the shares of our common stock then outstanding after giving effect to such exercise (the “Preferred Stock Beneficial Ownership Limitation”); provided, however, that upon notice to us, the holder may increase or decrease the Preferred Stock Beneficial Ownership Limitation, provided that in no event may the Preferred Stock Beneficial Ownership Limitation exceed 9.99% and any increase in the Preferred Stock Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us.

As of April 11, 2023, 47 shares of Series B Preferred Stock are outstanding.

Stock Options and Stock Awards

As of April 11, 2023, we had outstanding options to purchase an aggregate of 4,764,905 shares of our common stock with exercise prices ranging from $0.62 to $2,490.00 per share, with an approximate weighted average exercise price of $2.33 per share.

Warrants

As of April 11, 2023, we had outstanding warrants to purchase an aggregate of 689,131 shares of our common stock with exercise prices ranging from $5.40 to $9.56 per share, with an approximate weighted average exercise price of $6.33 per share.

2018 Common Warrants

In 2018, we sold warrants to purchase 534,788 shares of common stock.

Form. The warrants are issued as individual warrant agreements to each individual purchaser of a warrant.

Term. The warrants are immediately exercisable at any time on or after the date which is six months after the date of issuance date and will expire upon 11:59 p.m., New York time, on the five-year anniversary of the issuance date.

Exercise price. Each warrant has an initial exercise price per share equal to 150% of the closing price on Issuance Date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, combinations, reorganizations or similar events affecting our common stock and the exercise price, may be lowered by us.

Exercisability. The warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed written exercise notice accompanied by, within one trading day, payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). No fractional shares of common stock will be issued in connection with the exercise of the warrant. In lieu of fractional shares, we will round up to the next whole share.

Exercise limitations. A holder (together with its affiliates) may not exercise any portion of such holder’s warrant to the extent that the holder would own more than 4.99% of the common stock, such percentage ownership is determined in accordance with Section 13(d) of the Exchange Act. Upon exercise of the warrant, we shall not be obligated to issue any shares of common stock, and the holder of the warrant shall not have the right to receive any shares of common stock if the issuance of such shares would exceed the aggregate number of shares of common stock we are permitted to issue under the rules or regulations of the Nasdaq Capital Market, subject to certain exceptions.

Cashless exercise. If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the shares of common stock issuable upon exercise of the warrants, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may, in its sole discretion, elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the warrants.

Fundamental transactions. In the event of any fundamental transaction, as described in the warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, acquisition of more than 50% of outstanding shares of common stock or reclassification of our shares of common stock, then upon any subsequent exercise of a warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock (or its equivalent) of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the warrant is exercisable immediately prior to such event.

Transferability. Warrant may be offered for sale, sold, transferred or assigned without our consent.

Exchange listing. There is no established trading market for the warrants. We do not intend to list the warrants on any securities exchange or nationally recognized trading system.

Right as a stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

2019 Common Warrants

In 2019, we sold warrants to purchase 154,343 shares of common stock.

Form. The warrants are issued as individual warrant agreements to each individual purchaser of a warrant.

Term. The warrants are immediately exercisable at any time on or after the date which is six months after the date of issuance date and will expire upon 11:59 p.m., New York time, on the five-year anniversary of the issuance date.

Exercise price. Each warrant has an initial exercise price per share equal to $9.56. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, combinations, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability. The warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed written exercise notice accompanied by, within one trading day, payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). No fractional shares of common stock will be issued in connection with the exercise of the warrant. In lieu of fractional shares, we will round up to the next whole share.

Exercise limitations. A holder (together with its affiliates) may not exercise any portion of such holder’s warrant to the extent that the holder would own more than 4.99% of the common stock, such percentage ownership is determined in accordance with Section 13(d) of the Exchange Act.

Cashless exercise. If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the shares of common stock issuable upon exercise of the warrants, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may, in its sole discretion, elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the warrants.

Fundamental transactions. In the event of any fundamental transaction, as described in the warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, acquisition of more than 50% of outstanding shares of common stock or reclassification of our shares of common stock, then upon any subsequent exercise of a warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock (or its equivalent) of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the warrant is exercisable immediately prior to such event.

Transferability. Warrant may be offered for sale, sold, transferred or assigned without our consent.

Exchange listing. There is no established trading market for the warrants. We do not intend to list the warrants on any securities exchange or nationally recognized trading system.

Right as a stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

Antitakeover Effects of Delaware Law and Provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws

Certain provisions of the Delaware General Corporation Law and of our amended and restated certificate of incorporation and amended and restated by-laws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and, as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions are also designed in part to encourage anyone seeking to acquire control of us to first negotiate with our board of directors. These provisions might also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests. However, we believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

Delaware Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

•	at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws. Our amended and restated certificate of incorporation and amended and restated by-laws include a number of provisions that may have the effect of delaying, deferring or discouraging another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board composition and filling vacancies. In accordance with our amended and restated certificate of incorporation, our board is divided into three classes serving staggered three-year terms, with one class being elected each year. Our amended and restated certificate of incorporation also provides that directors may be removed only for cause and then only by the affirmative vote of the holders the majority of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum.

No written consent of stockholders. Our amended and restated certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our by-laws or removal of directors by our stockholder without holding a meeting of stockholders.

Meetings of stockholders. Our amended and restated by-laws provide that only a majority of the members of our board of directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our amended and restated by-laws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance notice requirements. Our amended and restated by-laws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in our amended and restated by-laws.

Amendment to certificate of incorporation and by-laws. As required by the Delaware General Corporation Law, any amendment of our amended and restated certificate of incorporation must first be approved by a majority of our board of directors, and if required by law or our amended and restated certificate of incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment, and a majority of the outstanding shares of each class entitled to vote thereon as a class, Our amended and restated by-laws may be amended by the affirmative vote of a majority vote of the directors then in office, subject to any limitations set forth in the amended and restated by-laws; and may also be amended by the affirmative vote of at least a majority of the outstanding shares entitled to vote on the amendment, or, if the board of directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.

Undesignated preferred stock. Our amended and restated certificate of incorporation provides for authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our amended and restated certificate of incorporation grants our board of director’s broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Choice of forum. Our amended and restated by-laws provide that the Court of Chancery of the State of Delaware is the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a breach of fiduciary duty, any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our certificate of incorporation or our by-laws, or any action asserting a claim against us that is governed by the internal affairs doctrine. Although our amended and restated by-laws contain the choice of forum provision described above, it is possible that a court could rule that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is EQ Shareowner Services, 1110 Centre Pointe Curve Suite 101, Mendota Heights, MN 55120, Tel: 855-217-6361. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “PRPO”.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of debt securities and indentures that describes the terms of the particular series of debt we are offering. We urge you to read the applicable prospectus supplements related to the particular debt securities that we may offer under this prospectus, as well as any related free writing prospectuses, and the indentures that contain the terms of the debt securities.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the periods during which, and places at which, the warrants are exercisable;

•	the manner of exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	the applicable United States federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

Modification without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity, including modifying any provisions of the governing unit agreement that differ from those described below;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•	reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•	If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by Delaware law.

Form, Exchange and Transfer

Unless the accompanying prospectus supplement states otherwise, we will issue each unit in global — i.e., book-entry — form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Unless the accompanying prospectus supplement states otherwise, each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

•	Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•	Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•	If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods or any other method permitted by law.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415 (a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.

If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Goodwin Procter LLP, New York, New York. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of Precipio, Inc. as of and for the years ended December 31, 2022 and 2021 appearing in our Annual Report on Form 10-K filed for the year ended December 31, 2022, have been audited by Marcum LLP, independent registered public accounting firm, to the extent and for the periods as set forth in their report which includes an explanatory paragraph as to the Company's ability to continue as a going concern, thereon, and incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). We also maintain a website at www.kymeratx.com. The information contained in or accessible from our website is not incorporated into this prospectus, and you should not consider it part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Capital Stock.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for such copies should be directed to Precipio, Inc., 4 Science Park, New Haven, Connecticut 06511, telephone: (203) 787-7888. Information contained on our website is not incorporated by reference into this prospectus and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of the filing of this registration statement and prior to the effectiveness of this registration statement, except as to any portion of any future report or document that is not deemed filed under such provisions, until we sell all of the securities:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 30, 2022;

•	Our Current Report on Form 8-K filed with the SEC on April 17, 2023;

•	The portions of our definitive proxy statement on Schedule 14A relating to our 2023 Annual Meeting of Stockholders, as filed with the SEC on April 25, 2022 that are deemed “filed” with the SEC under the Exchange Act; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on June 29, 2017, including any amendments or reports filed for the purposes of updating this description.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing us at the following address:

Precipio, Inc.

4 Science Park

New Haven, CT 06511

(203) 787-7888

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at http://www.precipiodx.com (Click the “Investors” link and then the “SEC Filings” link). Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

4,125,000 shares of common stock
Pre-funded warrants to purchase up to

319,445 shares of common stock

PROSPECTUS SUPPLEMENT

June 8, 2023

Financial Advisor

A.G.P.